Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FOURTH QUARTER

NASHVILLE, Tennessee, February 14, 2018 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2017. The Company reported a net loss of $37.2 million or $0.31 per diluted common share for the quarter, which includes a loss on extinguishment of debt totaling $45.0 million related to the early repayment of debt. Normalized FFO for the three months ended December 31, 2017 totaled $46.8 million, or $0.38 per diluted common share. Normalizing items include acquisition and pursuit costs as well as one-time charges related to debt refinancing activities.

Salient quarterly highlights include:

•	For the trailing twelve months ended December 31, 2017, same store revenue grew 3.4%, operating expenses increased 2.3%, and same store NOI grew 4.1%:

◦	Same store revenue per average occupied square foot increased 2.8%.

◦	Average same store occupancy increased 50 basis points to 89.4% from 88.9%.

•	Four predictive growth measures in the same store multi-tenant portfolio:

◦	In-place contractual rent increases averaged 2.80%, up from 2.69% a year ago.

◦	Weighted average cash leasing spreads were 3.7% on 367,000 square feet renewed:

•	13% (<0% spread)

•	12% (0-3%)

•	48% (3-4%)

•	27% (>4%)

◦	Tenant retention was 81.9%.

◦	The average yield on renewed leases increased 60 basis points.

•	Leasing activity in the fourth quarter totaled 546,000 square feet related to 152 leases:

◦	395,000 square feet of renewals

◦	151,000 square feet of new and expansion leases

•	Acquisitions totaled $246.6 million in the fourth quarter, comprising 662,000 square feet at an aggregate leased percentage of 95%:

◦
The Company completed the purchase of eight medical office buildings from the previously announced Atlanta portfolio transaction for an aggregate purchase price of $193.8 million. The buildings total 496,000 square feet and are 96% leased. Seven of the buildings are located on three WellStar hospital campuses, and the eighth is 100% leased to Piedmont Healthcare.

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◦
The Company purchased a medical office building adjacent to the Overlake Hospital Medical Center campus in Seattle for $12.7 million. The building is 26,000 square feet, 96% leased, and is adjacent to the Overlake Medical Pavilion, which Healthcare Realty developed in October 2011.

◦	The Company purchased a medical office building on Ascension Health's St. Alexius Medical Center campus in Chicago for $28.8 million. The building is 100,000 square feet and 88% leased.

◦	The Company purchased a medical office building adjacent to UW Medicine's Valley Medical Center campus in Seattle for $8.8 million. The building is 33,000 square feet and 95% leased.

◦
The Company paid $2.5 million to purchase an additional 8,000 square feet in a previously acquired medical office building adjacent to Ascension Health's Seton Medical Center campus in Austin, bringing the Company's ownership in the building to 69%.

•
In December, the Company commenced construction of a $64.1 million medical office building located on UW Medicine's Valley Medical Center campus in Seattle. The 151,000 square foot building is 60% pre-leased and is expected to be completed in the second quarter of 2019. This development will be the Company's eighteenth asset in the Seattle market and the fourth on or adjacent to the Valley Medical Center campus.

•
On December 11, 2017, the Company issued $300 million of Senior Notes due January 2028 with a coupon rate of 3.625%. Also during the quarter, the Company called its $400 million, 5.750% Senior Notes due 2021, which were redeemed in two transactions on November 1, 2017 and December 27, 2017.

•
On December 18, 2017, the Company extended the maturity date of its $150 million Term Loan from February 2019 to December 2022 and reduced the spread over LIBOR by 10 basis points, based on the Company's current unsecured debt ratings.

•	A dividend of $0.30 per common share was declared, which is equal to 78.9% of normalized FFO per share.

Salient highlights for the year ended December 31, 2017 include:

•	Normalized FFO totaled $182.2 million, or $1.53 per diluted common share.

•	Four predictive growth measures in the same store multi-tenant portfolio:

◦	In-place contractual rent increases averaged 2.80%, up from 2.69% a year ago.

◦	Weighted average cash leasing spreads were 5.4% on 1,395,000 square feet renewed for 2017:

•	7% (<0% spread)

•	9% (0-3%)

•	44% (3-4%)

•	40% (>4%)

◦	Tenant retention averaged 83.0%.

◦	The average yield on renewed leases increased 73 basis points.

•	Annual leasing activity totaled 2,136,000 square feet related to 589 leases, representing 14.6% of the Company's total square feet:

◦	1,500,000 square feet of renewals

◦	636,000 square feet of new and expansion leases

◦	Net absorption was flat year-over-year

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•	Net investments totaled $236.8 million:

◦	$327.2 million of acquisitions

◦	$32.3 million of development and redevelopment funding

◦	$122.7 million of dispositions

•	The Company issued $247.1 million of equity in August 2017 to fund investment activity and repay debt obligations.

•
Leverage decreased from 33.9% at the end of 2016 to 32.3% at year-end 2017, and net debt to adjusted EBITDA decreased from 5.0x to 4.8x. The Company also reduced its weighted average effective interest rate from 4.28% at year-end 2016 to 3.71% at year-end 2017, increasing its weighted average months to maturity from 64 months to 77 months.

•	Dividends totaled $1.20 per common share, which is equal to 78.4% of normalized FFO per share and 96.8% of FAD per share.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of December 31, 2017, the Company owned 201 real estate properties in 27 states totaling 14.6 million square feet and was valued at approximately $5.3 billion. The Company provided leasing and property management services to 11.5 million square feet nationwide.
__________________________________________________________________________________________________________

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2017 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release appears beginning on page 5.

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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)

ASSETS
	12/31/2017	12/31/2016
Real estate properties:
Land	$201,283	$199,672
Buildings, improvements and lease intangibles	3,601,460	3,386,480
Personal property	10,314	10,291
Construction in progress	5,458	11,655
Land held for development	20,123	20,123
Total real estate properties	3,838,638	3,628,221
Less accumulated depreciation and amortization	(897,430)	(840,839)
Total real estate properties, net	2,941,208	2,787,382
Cash and cash equivalents	6,215	5,409
Restricted cash	—	49,098
Assets held for sale and discontinued operations, net	33,147	3,092
Other assets, net	213,015	195,666
Total assets	$3,193,585	$3,040,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes and bonds payable	$1,283,880	$1,264,370
Accounts payable and accrued liabilities	70,995	78,266
Liabilities of properties held for sale and discontinued operations	93	614
Other liabilities	48,734	43,983
Total liabilities	1,403,702	1,387,233
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 300,000 and 150,000 shares authorized; 125,132 and 116,417 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	1,251	1,164
Additional paid-in capital	3,173,429	2,917,914
Accumulated other comprehensive loss	(1,299)	(1,401)
Cumulative net income attributable to common stockholders	1,018,348	995,256
Cumulative dividends	(2,401,846)	(2,259,519)
Total stockholders' equity	1,789,883	1,653,414
Total liabilities and stockholders' equity	$3,193,585	$3,040,647

(1)
The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Income (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues
Rental income	$107,333	$104,736	$422,852	$407,481
Other operating	398	573	1,647	4,149
	107,731	105,309	424,499	411,630
Expenses
Property operating	40,590	37,285	157,233	146,458
General and administrative	8,272	7,622	32,992	31,309
Acquisition and pursuit costs	302	1,085	2,180	4,496
Depreciation and amortization	37,324	34,022	142,472	127,690
Bad debts, net of recoveries	(17)	(13)	169	(21)
	86,471	80,001	335,046	309,932
Other income (expense)
Gain on sales of real estate assets	—	41,037	39,519	41,038
Interest expense	(13,707)	(13,839)	(56,402)	(57,351)
Loss on extinguishment of debt	(44,985)	—	(44,985)	—
Pension termination	—	—	—	(4)
Impairment of real estate assets	2	—	(5,385)	—
Interest and other income, net	279	74	896	375
	(58,411)	27,272	(66,357)	(15,942)

Income (loss) from continuing operations	(37,151)	52,580	23,096	85,756

Discontinued operations
Loss from discontinued operations	—	(22)	(9)	(71)
Impairments of real estate assets	—	(121)	—	(121)
Gain on sales of real estate properties	—	—	5	7
Loss from discontinued operations	—	(143)	(4)	(185)
Net income (loss)	($37,151)	$52,437	$23,092	$85,571
Basic earnings per common share:
Income (loss) from continuing operations	($0.31)	$0.46	$0.18	$0.79
Discontinued operations	$0.00	$0.00	0.00	0.00
Net income (loss)	($0.31)	$0.46	$0.18	$0.79
Diluted earnings per common share:
Income (loss) from continuing operations	($0.31)	$0.46	$0.18	$0.78
Discontinued operations	$0.00	($0.01)	0.00	0.00
Net income (loss)	($0.31)	$0.45	$0.18	$0.78
Weighted average common shares outstanding - basic	123,105	114,589	117,926	108,572
Weighted average common shares outstanding - diluted	123,105	115,408	118,017	109,387

(1)
The Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO, Normalized FFO and FAD
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income (loss)	($37,151)	$52,437	$23,092	$85,571
Gain on sales of real estate properties	—	(41,037)	(39,524)	(41,044)
Impairments of real estate assets	(2)	121	5,385	121
Real estate depreciation and amortization	37,869	34,699	145,321	129,772
Total adjustments	37,867	(6,217)	111,182	88,849
Funds from operations	$716	$46,220	$134,274	$174,420
Acquisition and pursuit costs (1)	302	915	2,180	3,414
Write-off of deferred financing costs upon amendment of credit facilities	21	—	21	81
Rapid vesting/revaluation for retiring directors and officer	—	—	—	89
Interest incurred related to the timing of issuance/redemption of senior notes	767	—	767	—
Loss on extinguishment of debt	44,985	—	44,985	—
Pension termination	—	—	—	4
Normalized funds from operations	$46,791	$47,135	$182,227	$178,008
Non-real estate depreciation and amortization	1,439	1,339	5,551	5,475
Provision for bad debt, net	(17)	(13)	159	(21)
Straight-line rent receivable, net	(201)	(1,595)	(4,575)	(7,134)
Stock-based compensation	2,531	1,949	10,027	7,509
Non-cash items	3,752	1,680	11,162	5,829
2nd generation TI	(6,929)	(7,918)	(20,367)	(23,692)
Leasing commissions paid	(2,705)	(1,030)	(7,099)	(5,210)
Capital additions	(6,400)	(4,283)	(18,790)	(17,122)
Funds available for distribution	$34,509	$35,584	$147,133	$137,813
Funds from operations per common share - diluted	$0.01	$0.40	$1.13	$1.59
Normalized funds from operations per common share - diluted	$0.38	$0.41	$1.53	$1.63
Funds available for distribution per common share - diluted	$0.28	$0.31	$1.24	$1.26
FFO weighted average common shares outstanding - diluted (2)	124,125	115,408	118,877	109,387

(1)
Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments. Beginning in 2017, FFO and FAD are normalized for all acquisition and pursuit costs. Prior to 2017, FFO and FAD were normalized for acquisition and pursuit costs associated with only those acquisitions that closed in the period. These changes were prompted by the Company's adoption of ASU 2017-01 which was effective January 1, 2017.

(2)
Diluted weighted average common shares outstanding for the three and twelve months ended December 31, 2017 includes the dilutive effect of nonvested share-based awards outstanding of 944,831 and 860,145 shares, respectively.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO, Normalized FFO and FAD
(amounts in thousands, except per share data)
(Unaudited)

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") and FAD per share to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of leasing commissions), and after adjustments for unconsolidated partnerships and joint ventures.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

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